Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 13, 2015, with respect to the financial statements of Aspireo Pharmaceuticals Limited included in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-206654) and related Prospectus of Strongbridge Biopharma plc for the registration of its ordinary shares.

September 9, 2015	/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	A Member of Ernst & Young Global